UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Prior to March 5, 2025, Interactive Strength Inc. (the “Company”) received legal services from Pillsbury Winthrop Shaw Pittman LLP (the “Recipient”). As of March 5, 2025, the Company owed the Recipient $3,958,985.85 (the “Liability”).

On March 5, 2025, the Company and the Recipient entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the Company and the Recipient agreed to settle the Liability by issuing to the Recipient an unsecured promissory note in the principal amount of $3,958,985.85 (the “Settlement Note”).

The Settlement Note has a maturity date of October 15, 2025 and accrues interest at a rate of 12% per annum.

The foregoing descriptions of the Settlement Note and the Settlement Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Settlement Note and the Settlement Agreement, the form of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on February 1, 2024, Interactive Strength Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with CLMBR Holdings LLC ("CLMBR" and collectively with the Company, the “Borrower”), and Treadway Holdings LLC (“Treadway”) pursuant to which the Company sold, and Treadway purchased, a Senior Secured Convertible Promissory Note (the “Original Note”) in the aggregate principal amount of $6,000,000, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Note Purchase Agreement was thereafter amended and restated in its entirety (the “Amended and Restated Note”).

As previously disclosed, on January 14, 2025, Treadway sold the Amended and Restated Note to Woodway USA, Inc. (“Woodway”). As of March 3, 2025, the Amended and Restated Note had a principal amount of $3,100,000.

As previously disclosed, on March 3, 2025, the Company, CLMBR and Woodway entered into a Letter Agreement that amends Section 3(a) of the Amended and Restated Note to lower its conversion price to $2.57 (the Common Stock’s Nasdaq Official Closing Price (as reflected on Nasdaq.com) on February 28, 2025).

On March 3, 2025, Woodway sold the Amended and Restated Note to TR Opportunities II LLC (the “Current Holder”).

On March 3rd and 4th, the Current Holder converted a total of $1,212,400 owed pursuant to the Amended and Restated Note into a total of 471,750 shares of Common Stock (the “Conversion Shares”).

The issuance of the Conversion Shares in exchange for a reduction in the amount owed pursuant to the Amended and Restated Note was made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that these offers constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid to any party for soliciting such exchange.

Following the issuance of the Conversion Shares, unregistered shares issued pursuant to previously disclosed transaction documents, and issuances of registered shares pursuant to the May 2024 At The Market Offering Agreement, as of March 4, 2025, the Company had 6,903,594 shares of Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Promissory Note
10.1	Settlement Agreement, dated March 5, 2025, by and between Interactive Strength Inc. and Pillsbury Winthrop Shaw Pittman LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	March 7, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)